UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
January 26, 2010
Date of report (Date of earliest event reported)
STONE ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12074	72-1235413

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 E. Kaliste Saloom Road Lafayette, Louisiana	70508

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (337) 237-0410
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.03. Material Modification to Rights of Security Holders.
Item 7.01. Regulation FD Disclosure.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
EX-4.1
EX-4.2
EX-4.3
EX-99.1

Item 1.01. Entry into a Material Definitive Agreement.
A. Second Supplemental Indenture for 8 1/4% Senior Subordinated Notes due 2011
     On January 26, 2010, Stone Energy Corporation (the “Company”) announced that it had accepted for purchase and payment (the “Initial Settlement”) all of the approximately $193.2 million of the $200 million aggregate principal amount of its 8 1/4% Senior Subordinated Notes due 2011 (the “2011 Notes”) that were validly tendered (and not validly withdrawn) prior to 5:00 p.m., New York City time, on January 25, 2010 pursuant to its previously announced tender offer and consent solicitation, which commenced on January 11, 2010. In addition, on January 26, 2010, payment for the 2011 Notes pursuant to the Initial Settlement was made. The tender offer will expire February 9, 2010, unless extended by the Company in its sole discretion.
     On January 26, 2010, the Company and its wholly owned subsidiary, Stone Energy Offshore, L.L.C. (“Stone Offshore”), entered into the second supplemental indenture (the “Second Supplemental Indenture”) to the indenture governing the Company’s 2011 Notes following receipt of the requisite consents of the holders of the 2011 Notes. The Second Supplemental Indenture permits the Company to redeem the 2011 Notes on as little as three days’ prior written notice should the Company elect to redeem any of the 2011 Notes that remain outstanding following the completion of its pending tender offer. The Second Supplemental Indenture became operative upon the purchase by the Company of a majority of the outstanding 2011 Notes pursuant to its tender offer and consent solicitation.
     A copy of the Second Supplemental Indenture is filed as Exhibit 4.1 hereto and is incorporated herein by reference. The description of the Second Supplemental Indenture contained herein is qualified in its entirety by the full text of such exhibit.
B. Indentures for 8.625% Senior Notes due 2017
     On January 26, 2010, the Company completed the public offering of $275 million aggregate principal amount of 8.625% Senior Notes due 2017 (the “2017 Notes”), which are fully and unconditionally guaranteed on a senior unsecured basis by Stone Offshore and by certain future restricted subsidiaries of the Company (collectively, the “Subsidiary Guarantors”).
     The terms of the 2017 Notes are governed by the indenture dated as of January 26, 2010 (the “Base Indenture”), among the Company, Stone Offshore, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as amended and supplemented by the first supplemental indenture, dated as of January 26, 2010, among the Company, Stone Offshore and the Trustee (the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”).
     The 2017 Notes will mature on February 1, 2017, and interest is payable on the 2017 Notes on each February 1 and August 1, commencing on August 1, 2010. The Company may redeem some or all of the 2017 Notes at any time on or after February 1, 2014 at the redemption prices specified in the Indenture, and it may redeem some or all of the 2017 Notes prior to February 1, 2014 on a “make-whole” basis as specified in the Indenture. The Company may also redeem up to 35% of the 2017 Notes prior to February 1, 2013 using all or a portion of the net proceeds of certain public sales of equity interests completed at a redemption price of 108.625% of the principal amount thereof. If the Company sells certain assets and does not reinvest the proceeds or repay senior indebtedness, or if the Company experiences specific kinds of change of control, each as described in the Indenture, each holder of the 2017 Notes will have the right to require the Company to repurchase the 2017 Notes at a purchase price described in the Indenture plus accrued and unpaid interest, if any, to the date of repurchase.
     The 2017 Notes are the Company’s senior unsecured obligations, and will rank equally in right of payment with all of the Company’s existing and future senior debt, and will rank senior in right of payment to all of the Company’s existing and future subordinated debt, including the Company’s outstanding senior subordinated notes. The 2017 Notes are structurally subordinated to all of the Company’s existing and future secured debt to the extent of the value of the collateral securing such debt (including all of the Company’s borrowings under the Company’s senior secured bank credit facility) and are structurally subordinated to all existing and future indebtedness and other liabilities of any of the Company’s subsidiaries that is not also a guarantor of the 2017 Notes.

     The Indenture restricts the Company’s ability and the ability of its Restricted Subsidiaries (as defined in the Indenture) to, among other things: (i) incur additional indebtedness; (ii) pay distributions or dividends on equity or purchase, redeem or otherwise acquire equity; (iii) make certain investments; (iv) use assets as collateral in other transactions; (v) sell certain assets or merge with or into other companies; and (vi) enter into transactions with affiliates. These covenants are subject to a number of important exceptions and qualifications.
     The Indenture contains customary events of default, including:
•	default in any payment of interest on any 2017 Note when due, continued for 30 days;

•	default in the payment of principal of or premium, if any, on any 2017 Note when due;

•	failure by the Company or any Subsidiary Guarantor to comply with its other obligations under the Indenture, in certain cases subject to notice and grace periods;

•	payment defaults and accelerations with respect to other indebtedness of the Company and its Restricted Subsidiaries in the aggregate principal amount of $20.0 million or more;

•	certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary (as defined in the Indenture) or group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary;

•	failure by the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary to pay certain final judgments aggregating in excess of $20.0 million within 60 days; and

•	any Subsidiary Guarantee of a Significant Subsidiary or group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, ceases to be in full force and effect, is declared null and void in a judicial proceeding or is denied or disaffirmed by its maker.
     If an event of default under the Indenture occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding 2017 Notes may declare the principal of, premium, if any, and accrued and unpaid interest, if any, on the 2017 Notes to be due and payable, or, in the case of certain events of default relating to bankruptcy, insolvency or reorganization, those amounts will automatically become immediately due and payable.
     Other material terms of the 2017 Notes, the Base Indenture and the Supplemental Indenture are described in the prospectus supplement, dated January 12, 2010, as filed by the Company with the Securities and Exchange Commission (the “Commission”) on January 13, 2010. The foregoing descriptions of the Base Indenture, the Supplemental Indenture and the 2017 Notes are qualified in their entirety by reference to such Base Indenture and Supplemental Indenture (including the form of 2017 Notes attached thereto), copies of which are filed herewith as Exhibits 4.2 and 4.3, respectively, and are incorporated herein by reference.
     The Company and Stone Offshore registered the sale of the 2017 Notes and the underlying guarantees with the Commission pursuant to a shelf Registration Statement on Form S-3 (Registration No. 333-158998) that was declared effective on May 18, 2009 (the “Registration Statement”). The Company received net proceeds from the offering of the 2017 Notes of approximately $265 million, after deducting underwriting discounts and estimated expenses. The Company used a portion of the proceeds to fund the Initial Settlement of the 2011 Notes. The Company intends to use the remaining proceeds for general corporate purposes, including the redemption or repurchase of any of the 2011 Notes not tendered in the tender offer and consent solicitation and the repayment of borrowings under its senior secured bank credit facility. Affiliates of certain of the underwriters are lenders under the Company’s senior secured bank credit facility and may receive more than 5% of the net proceeds from the offering of the 2017 Notes.
     As previously reported, on January 12, 2010, the Company and Stone Offshore entered into an underwriting agreement with Banc of America Securities LLC and J.P. Morgan Securities Inc., as representatives of the underwriters named therein, in connection with the underwritten public offering of the 2017 Notes.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The description contained under Item 1.01.B. above is incorporated by reference in its entirety into this Item 2.03.
Item 3.03. Material Modification to Rights of Security Holders.
     The description contained under Item 1.01.A. above is incorporated by reference in its entirety into this Item 3.03.
Item 7.01. Regulation FD Disclosure.
     On January 26, 2010, Stone issued a press release, which announced the receipt of the requisite consents with respect to its tender offer and consent solicitation for its 8 1/4% Senior Subordinated Notes due 2011. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.
     In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this report, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”) or otherwise subject to the liabilities of that section, nor shall such information, including Exhibit 99.1, be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

4.1	Second Supplemental Indenture, dated January 26, 2010, among Stone Energy Corporation, Stone Energy Offshore, L.L.C., and The Bank of New York Mellon Trust Company, N.A., successor to JPMorgan Chase Bank, as trustee.
4.2	Indenture, dated January 26, 2010, among Stone Energy Corporation, Stone Energy Offshore, L.L.C., and The Bank of New York Mellon Trust Company, N.A., as trustee.
4.3	First Supplemental Indenture, dated January 26, 2010, among Stone Energy Corporation, Stone Energy Offshore, L.L.C., and The Bank of New York Mellon Trust Company, N.A., as trustee.
4.4	Form of 8.625% Senior Notes due 2017 (included in Exhibit 4.3).
99.1	Press release dated January 26, 2010, “Stone Energy Corporation Announces Receipt of Requisite Consents With Respect to Its Tender Offer and Consent Solicitation for its 8 1/4% Senior Subordinated Notes due 2011.”

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, Stone Energy Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONE ENERGY CORPORATION
Date: January 29, 2010	By:	/s/ J. Kent Pierret
J. Kent Pierret
Senior Vice President, Chief Accounting Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
4.1
Second Supplemental Indenture, dated January 26, 2010, among Stone Energy Corporation, Stone Energy Offshore, L.L.C., and The Bank of New York Mellon Trust Company, N.A., successor to JPMorgan Chase Bank, as trustee.

4.2	Indenture, dated January 26, 2010, among Stone Energy Corporation, Stone Energy Offshore, L.L.C., and The Bank of New York Mellon Trust Company, N.A., as trustee.
4.3	First Supplemental Indenture, dated January 26, 2010, among Stone Energy Corporation, Stone Energy Offshore, L.L.C., and The Bank of New York Mellon Trust Company, N.A., as trustee.
4.4	Form of 8.625% Senior Notes due 2017 (included in Exhibit 4.3).
99.1
Press release dated January 26, 2010, “Stone Energy Corporation Announces Receipt of Requisite Consents With Respect to Its Tender Offer and Consent Solicitation for its 8 1/4% Senior Subordinated Notes due 2011.”